EXHIBIT 10.20

CoreStates Hamilton Bank
30 North Third Street
PO Box 1071
Harrisburg PA 17108
717 234 2784

                                           CORESTATES HAMILTON BANK, NOW
Thomas J. Fowlston                         INCORPORATED AS CORESTATES BANK, N.A.
Vice President

November 18, 1996

Geoffrey F. Feidelberg
  Chief Operating Officer
AquaPenn Spring Water Company, Inc.
P.O. Box 938
One AquaPenn Drive
Milesburg, PA 16853-0938

Dear Geoff:

I am pleased to advise you that CoreStates Bank, N.A. (the "Bank") has approved a $6,000,000 line of credit (the "Line of Credit") to AquaPenn Spring Water Company, Inc. (the "Borrower").

The Line of Credit will be used to finance working capital needs. Subject to the terms and conditions of this letter and the documentation hereafter executed and delivered by the Borrower to the Bank in connection herewith, the Bank will make advances from time to time to the Borrower under the Line of Credit in amounts not to exceed $6,000,000 at any one time outstanding. Borrowings under the Line of Credit will be payable when and in amounts demanded by the Bank.

Borrower shall at the time of each advance select one of the following interest rate options, subject to availability:

         (a) A rate per annum which is at all times equal to the Bank's Prime Rate, such rate to change each time the Prime Rate changes, effective on and as of the date of the change(s).

         (b) A fixed rate as offered by the Bank in its sole discretion to the Borrower from time to time for a period of time up to 90 days. At the expiration of any period, the Borrower shall select from available options.

         (c) A rate per annum equal to 1.25% in excess of the LIBOR rate, offered for a period of 30, 60 or 90 days, which will be quoted to the Borrower at the time of the advance for that advance. At the expiration of any period, the Borrower shall select from available options.

Absent an effective election, the interest rate shall be option (a) above. Calculations and payments of interest will be based on the applicable interest rate option.

Geoffrey F. Feidelberg
  Chief Operating Officer
AquaPenn Spring Water Company, Inc.
Page 2
November 18, 1996


Any prepayment(s) of principal prior to the expiration of the relevant fixed-rate interest period shall require immediate payment to the Bank of a prepayment fee equal to the amount, if any, by which the aggregate present value of scheduled principal and interest payments eliminated by the prepayment exceeds the principal amount being prepaid, with said present value to be calculated by application of a discount rate determined by Bank in its reasonable judgment to be the yield-to-maturity at the time of prepayment on U.S. Treasury securities having a maturity which most closely approximates the maturity date of the principal amount being prepaid.

On a fiscal year basis, Borrower shall furnish the Bank with audited financial statements within one hundred twenty (120) days of fiscal-year end, along with a new annual budget. Also, on a monthly basis, Borrower shall furnish the Bank with internally-prepared financial statements within thirty (30) days of period end.

Borrower must achieve and remain in compliance with the terms, conditions and covenants of all loan documents with its other lender(s).

Borrower shall not create, incur or permit any lien(s) or encumbrance(s) to exist in or upon any of its accounts receivable and inventory, without the Bank's prior approval.

Borrower has not breached and is not in violation of any environmental protection law, rule or regulation. Borrower will immediately give notice in writing to Bank of any condition or event which constitutes or could constitute a breach or violation of any environmental protection law, rule or regulation. Borrower agrees to hold Bank and its employees harmless from any loss, liability or expense arising from any such breach or violation.

The availability of the Line of Credit is contingent upon the Borrower and the Bank entering into mutually acceptable loan documentation setting forth the terms and conditions stated herein and such other terms and conditions, covenants, warranties and representations as may be required by the Bank and be mutually acceptable to the Borrower and the Bank. Notwithstanding, the terms and conditions stated herein shall survive execution and delivery of such loan documentation.

Please signify your concurrence by signing, dating and returning the enclosed copy of this letter by no later than December 2, 1996.

Geoffrey F. Feidelberg
  Chief Operating Officer
AquaPenn Spring Water Company, Inc.
Page 3
November 18, 1996


We look forward to working with you and your fine company.


Very truly yours,

/s/ Thomas J. Fowlston
----------------------
Thomas J. Fowlston
Vice President
/dir


Accepted and agreed this 19th day of November, 1996.


ATTEST:                                     AQUAPENN SPRING WATER COMPANY, INC.


(Signature illegible)                       By: /s/ Geoffrey F. Feidelberg
-----------------------------                   -------------------------------

                                            Title: COO/CFO
                                                  -----------------------------